CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Growth and Income Fund, John Hancock Sovereign Balanced Fund and John Hancock Sovereign Investors Fund (comprising the John Hancock Investment Trust) in the John Hancock Growth and Income Funds Prospectus, "The Fund's Financial Highlights" in the John Hancock Sovereign Investors Fund Class Y Share Prospectus, and "Independent Auditors" in the John Hancock Growth and Income Fund, John Hancock Sovereign Balanced Fund, and John Hancock Sovereign Investors Fund Statements of Additional Information in Post-Effective Number 81 to Registration Statement (Form N-1A, No. 2-10156) dated May 1, 1998.

We also consent to the incorporation by reference therein of our reports dated February 6, 1998, with respect to the financial statements and financial highlights of the John Hancock Growth and Income Fund, John Hancock Sovereign Balanced Fund and John Hancock Sovereign Investors Fund in the Form N-1A.



                                                      /s/ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1998